SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0098515
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado	80290
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-107341

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (the “Common Stock”) of Whiting Petroleum Corporation (the “Registrant”) is contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-107341) filed with the Securities and Exchange Commission on July 25, 2003, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Form S-1 Registration Statement”), which description is incorporated in this Item 1 by reference.

Item 2.	Exhibits.
	Exhibit Number	Document Description
	(1)	Specimen stock certificate for shares of the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).
	(2)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)
	(3)	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)
All exhibits required by the instructions to Item 2 will be supplied to the New York Stock Exchange.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WHITING PETROLEUM CORPORATION
Date: November 14, 2003	By:	/s/ James J. Volker
James J. Volker President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-A
EXHIBIT INDEX

Exhibit Number	Document Description
(1)	Specimen stock certificate for shares of the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).
(2)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)
(3)	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)